                                                                     EXHIBIT 4.7

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE; THEREFORE, THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF, IF ANY, MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.


               VOID AFTER 5:00 P.M. PACIFIC TIME, June 15, 2005

                                    WARRANT

                              For the Purchase of

                        228,873 Shares of Common Stock

                                      of

                             XCEL MANAGEMENT, INC.


1.   Warrant.
     -------

     THIS CERTIFIES THAT, in consideration of $10.00 and other good and valuable consideration, duly paid by or on behalf of TCA Investments, Inc. ("Holder"), as registered owner of this Warrant, to XCEL Management, Inc. ("Company"), Holder is entitled, at any time or from time to time at or after November 1, 2000 ("Exercise Date"), and at or before 5:00 p.m., Pacific Time on JUNE 15, 2005 ("Expiration Date"), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up Two Hundred Twenty Eight Thousand Eight Hundred Seventy-Three (228,873) shares of Common Stock of the Company, $0.001 par value ("Common Stock"). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate the Warrant. This Warrant is initially exercisable at $2.00 per share of Common Stock purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, and Sections 1.1 and 5.6 of the Subscription Agreement, the rights granted by this Warrant, including the number of shares of Common Stock to be received upon such exercise, shall be adjusted as therein specified. The term "Exercise Price" shall mean the initial exercise price or the adjusted exercise price, depending on the context, of a share of Common Stock. The term "Securities" shall mean the shares of Common Stock issuable upon exercise of this Warrant. If the Company completes its contemplated reorganization pursuant to which each holder of Common Stock will receive two (2) shares of Common Stock in a newly formed Delaware entity for every one (1) share of Common Stock held in the Company the exercise price will automatically become $1.00 and the number of shares subject to this Warrant will automatically become 457,746 shares on and after such date.

2.   Exercise.
     --------

     2.1  Exercise Form.  In order to exercise this Warrant, the exercise form
          -------------
attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Securities being purchased. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Pacific Time, on the Expiration Date, this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

     2.2  Legend.  Each certificate for Securities purchased under this Warrant
          ------
shall bear a legend as follows, unless such Securities have been registered under the Securities Act of 1933, as amended ("Act"):

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act") or applicable state law. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or applicable state securities laws, or pursuant to an opinion of counsel satisfactory to the Company stating that an exemption from such registration is available for such sale and transfer."

     2.3  Exercise Right.
          --------------

          2.3.1  Exercise in Full. The holder of this Warrant may exercise it in
                 ----------------
full by surrendering this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office. The surrendered Warrant shall be accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock subject to this Warrant by the Exercise Price.

          2.3.2  Partial Exercise. This Warrant may be exercised in part by
                 ----------------
surrender of this Warrant in the manner and at the place provided in this
Section 2.3 for the amount obtained by multiplying (a) the number of shares of Common Stock the holder of this Warrant chooses to purchase as shall be designated by the holder in the subscription at the end hereof by (b) the Exercise Price. On any such partial exercise, subject to the provisions of
Section 2 hereof, the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock remaining subject to this Warrant after the exercise contemplated herein.

          2.3.3  Company Acknowledgment. The Company will, at the time of the
                 ----------------------
exercise, exchange or transfer of this Warrant, upon the request of the holder hereof acknowledge in writing its continuing obligation to afford to such holder or transferee any rights (including, without limitation, any right to registration of the Shares as set forth in the Subscription Agreement incorporated by reference herein) to which such holder or transferee shall continue to be entitled after such exercise, exchange or transfer in accordance with the provisions of this Warrant, provided that if the holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder or transferee any such rights.

          2.3.4  Delivery of Stock Certificates, Etc., on Exercise.  As soon as
                 -------------------------------------------------
practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable Shares to which such holder shall be entitled on such exercise, and any fractional Share to which such holder would otherwise be entitled shall be eliminated pursuant to Section 6.2.

3.   Transfer.
     --------

     3.1  General Restrictions.  The registered Holder of this Warrant, by its
          --------------------
acceptance hereof, agrees that it will not sell, transfer or assign or hypothecate this Warrant to anyone except upon compliance with, or pursuant to an opinion of counsel satisfactory to the Company stating that exemption from registration under applicable federal and state securities laws is available for such sale and transfer. In order to make any permitted assignment, after the receipt of such opinion by the Company, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall immediately transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of shares of Common Stock purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

     3.2  Restrictions Imposed by the Securities Act.  This Warrant and the
          ------------------------------------------
Securities underlying this Warrant shall not be transferred unless and until (i) the Company has received the opinion of counsel for the Holder that such securities may be sold pursuant to an exemption from registration under the Act, and applicable state law, the availability of which is established to the reasonable satisfaction of the Company, or (ii) a registration statement relating to such Securities has been filed by the Company and declared effective by the Securities and Exchange Commission ("SEC") and compliance with applicable state law.

4.   New Warrants to be Issued.
     -------------------------

     4.1  Partial Exercise or Transfer.  Subject to the restrictions in Section
          ----------------------------
3 hereof, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds (or conversion equivalent) sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the aggregate number of shares of Common Stock and Warrants purchasable hereunder as to which this Warrant has not been exercised or assigned.

     4.2  Lost Certificate.  Upon receipt by the Company of evidence
          ----------------
satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5.   Registration Rights.
     -------------------

     The Holders of this Warrant have been granted certain registration rights as set forth in the Subscription Agreement between the Holder and Company of even date herewith, and such Subscription Agreement shall be deemed to be incorporated by reference herein. The Holders shall be entitled to exercise such registration rights prior to the Exercise Date as set forth in the Subscription Agreement.

6.   Adjustments
     -----------

     6.1  Adjustments to Exercise Price and Number of Securities.  The Exercise
          ------------------------------------------------------
Price and the number of shares of Common Stock underlying this Warrant shall be subject to adjustment from time to time as hereinafter set forth:

          6.1.1  Stock Dividends - Recapitalization, Reclassification, Split-
                 -----------------------------------------------------------
Ups.  If, after the date hereof, and subject to the provisions of Section 6.2
---
below, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.

          6.1.2  Aggregation of Shares.  If after the date hereof, and subject
                 ---------------------
to the provisions of Section 6.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event, then, upon the effective date thereof, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.

          6.1.3  Adjustments in Exercise Price.  Whenever the number of shares
                 -----------------------------
of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 6.1, the Exercise Price shall be adjusted (to the nearest cent) by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

          6.1.4  Replacement of Securities upon Reorganization, etc.  In case of
                 ---------------------------------------------------
any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 6.1.1 hereof or which solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or other transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2, 6.1.3 and this Section 6.1.4. The provisions of this
Section 6.1.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

          6.1.5  Changes in Form of Warrant.  This form of Warrant need not be
                 --------------------------
changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of shares of Common Stock and Warrants as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to a prior adjustment or the computation thereof.

     6.2  Elimination of Fractional Interests.  The Company shall not be
          -----------------------------------
required to issue certificates representing fractions of shares of Common Stock upon the exercise of this Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

7.   Reservation and Listing.  The Company shall at all times reserve and keep
     -----------------------
available out of its authorized shares of Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on Nasdaq) on which the Common Stock is then listed and/or quoted.

8.   Certain Notice Requirements.
     ---------------------------

     8.1  Holder's Right to Receive Notice.  Nothing herein shall be construed
          --------------------------------
as conferring upon the Holders the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be.

     8.2  Events Requiring Notice.  The Company shall be required to give the
          -----------------------
notice described in this Section 8 upon one or more of the following events:
(i) if the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, or (iii) a merger or reorganization in which the Company is not the surviving party, or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed.

     8.3  Notice of Change in Exercise Price.  The Company shall, promptly after
          ----------------------------------
an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change ("Price Notice"). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company's President and Chief Financial Officer.

     8.4  Transmittal of Notices.  All notices, requests, consents and other
          ----------------------
communications under this Warrant shall be in writing and shall be deemed to have been duly made on the date of delivery if delivered personally or sent by overnight courier, with acknowledgment of receipt by the party to which notice is given, or on the third day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid and properly addressed as follows: (i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to its principal executive office.

9.   Miscellaneous.
     -------------

     9.1  Headings.  The headings contained herein are for the sole purpose of
          --------
convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

     9.2  Entire Agreement.  This Warrant (together with the other agreements
          ----------------
and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

     9.3  Binding Effect.  This Warrant shall inure solely to the benefit of and
          --------------
shall be binding upon, the Holder and the Company and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

     9.4  Governing Law; Submission to Jurisdiction.  This Warrant shall be
          -----------------------------------------
governed by and construed and enforced in accordance with the law of the State of Delaware, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of Washington or of the United States of America for the applicable District of Washington State, in Pierce County, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     9.5  Waiver, Etc.  The failure of the Company or the Holder to at any time
          ------------
enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the 16th day of June, 2000.

                                   XCEL MANAGEMENT, INC.



                                   By:_________________________________
                                         John P. Gorst
                                   Its:  Chief Executive Officer

Form to be used to exercise Warrant:

XCEL Management, Inc.
1101 Broadway Plaza
Tacoma, Washington  98402



Date:  _____________________, 20__

          The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase ________ shares of Common Stock of XCEL Management, Inc. and hereby makes payment of $____________ (at the rate of $____ per share of Common Stock) in payment of the Exercise Price pursuant thereto. Please issue the Common Stock as to which this Warrant is exercised in accordance with the instructions given below.



                              ______________________________________
                              Signature


Payment is hereby made in:


______  cash
______  check or money order
______  wire transfer

Form to be used to assign Warrant:

                                 ASSIGNMENT


          (To be executed by the registered Holder to effect a transfer of the within Warrant):

          FOR VALUE RECEIVED, ________________________________ does hereby sell, assign and transfer unto _________________________________ the right to purchase _____________________ shares of Common Stock of XCEL Management, Inc. ("Company") evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.


Dated:____________________, _____



                              _____________________________________________
                              Signature

                              AMENDMENT NO. 1 TO
                               WARRANT AGREEMENT


     THIS AMENDMENT NO. 1 TO WARRANT AGREEMENT (this "Amendment") is effective as of August 31, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and TCA Investments, Inc. ("Holder").

                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Warrant Agreement as of June 16, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Warrant Agreement to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Warrant Agreement is hereby amended to reflect a new exercise date of November 15, 2000, pursuant to which Holder shall be entitled to exercise the warrants reflected by the Warrant Agreement to purchase Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.


                         TCA INVESTMENTS, INC.


                         By: _____________________________________
                         Name: ___________________________________
                         Title: __________________________________


                         INSYNQ, INC.


                         By: _____________________________________
                         Name: ___________________________________
                         Title: __________________________________

                                 INSYNQ, INC.
                              1101 Broadway Plaza
                               Tacoma, WA  98401


September 5, 2000



     RE: Extension of the filing by Insynq, Inc. (the "Company") of the Registration Statement on Form SB-2 (the "Registration Statement")


To the parties attached on Exhibit A hereto:
                           ---------

     Due to the circumstances requiring us to file a Form 12b-25 to extend the filing of our Annual Report on Form 10-KSB, and the need for additional time after the filing of the 10-KSB for our internal accounting and financial group to verify the information contained in the Registration Statement, we request that you, the undersigned stockholder of the Company, agree to extend the filing date of the Registration Statement which is required under your applicable Registration & Repurchase Agreement to September 25, 2000.

     If you agree to this extension, please sign below and return this executed letter to Lisa A. Genecov, Locke Liddell & Sapp LLP, 2200 Ross Avenue, Suite 2200, Dallas, Texas, 75201.

                                         Best Regards,

                                            //s//

                                         John P. Gorst
                                         President and Chief Executive Officer



The undersigned hereby consents to extend the filing of the Registration Statement to September 25, 2000.


                                        TCA Investments, Inc.
                                        ----------------------------------
                                        By:   /s/ Frank Fisher
                                            ------------------------------
                                        Name:     Frank Fisher
                                              ----------------------------
                                        Title:
                                              ----------------------------

                              AMENDMENT NO. 2 TO
                               WARRANT AGREEMENT

         THIS AMENDMENT NO. 2 TO WARRANT AGREEMENT (this "Amendment") is effective as of September 14, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and TCA Investments, Inc. ("Holder").

                              W I T N E S S E T H

         WHEREAS, the parties have executed that certain Warrant Agreement as of June 16, 2000; and

         WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Warrant Agreement to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         The Warrant Agreement is hereby amended to reflect a new exercise date of December 1, 2000, pursuant to which Holder shall be entitled to exercise the warrants reflected by the Warrant Agreement to purchase Common Stock.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.

                               TCA INVESTMENTS, INC.


                               By:  /s/ F.C. Fisher Jr.
                                   ------------------------------------
                               Name:  F C Fisher JR.
                                    -----------------------------------

                               Title:     President
                                     ----------------------------------

                               INSYNQ, INC.


                               By:  ___________________________________
                               Name:  _________________________________
                               Title:  ________________________________

                               AMENDMENT NO.3 TO
                               WARRANT AGREEMENT


     THIS AMENDMENT NO. 3 TO WARRANT AGREEMENT (this "Amendment") is effective as of October 1, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and TCA Investments, Inc. ("Holder").

                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Warrant Agreement as of June 16, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Warrant Agreement to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Warrant Agreement is hereby amended to reflect a new exercise date of December 28, 2000, pursuant to which Holder shall be entitled to exercise the warrants reflected by the Warrant Agreement to purchase Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.


                         TCA INVESTMENTS, INC.


                         By:    /s/ [ILLEGIBLE]
                             ----------------------------------
                         Name: ___________________________________
                         Title:   President
                                ----------------------------------


                         INSYNQ, INC.


                         By:  _____________________________________
                         Name: ____________________________________
                         Title: ___________________________________

                              AMENDMENT NO. 4 TO
                               WARRANT AGREEMENT


     THIS AMENDMENT NO. 4 TO WARRANT AGREEMENT (this "Amendment") is effective as of October 28, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and TCA Investments, Inc. ("Holder").

                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Warrant Agreement as of June 16, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Warrant Agreement to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Warrant Agreement is hereby amended to reflect a new exercise date of January 28, 2001, pursuant to which Holder shall be entitled to exercise the warrants reflected by the Warrant Agreement to purchase Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.


                              TCA INVESTMENTS, INC.


                              By:  /s/ F.C. Fisher Jr.
                                 -------------------------------------
                              Name:    F.C. Fisher Jr
                                    ----------------------------------
                              Title:   President
                                     ---------------------------------

                              INSYNQ, INC.


                              By:  /s/ John P. Gorst
                                 -------------------------------------
                              Name:    John P. Gorst
                                   -----------------------------------
                              Title:    CEO
                                    ----------------------------------

                              AMENDMENT NO. 5 TO
                               WARRANT AGREEMENT


     THIS AMENDMENT NO. 5 TO WARRANT AGREEMENT (this "Amendment") is effective as of December 1, 2000 by and between Insynq, Inc., a Delaware corporation (the "Company"), and TCA Investments, Inc. ("Holder").

                              W I T N E S S E T H

     WHEREAS, the parties have executed that certain Warrant Agreement as of June 16, 2000; and

     WHEREAS, the parties have deemed it to be in their mutual best interests to amend the Warrant Agreement to reflect a new exercise date to purchase common stock, $0.001 par value per share (the "Common Stock"), of the Company thereunder.

     NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants hereinafter contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     The Warrant Agreement is hereby amended to reflect a new exercise date of May 1, 2001, pursuant to which Holder shall be entitled to exercise the warrants reflected by the Warrant Agreement to purchase Common Stock.

     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the date set forth above.


                         TCA INVESTMENTS, INC.


                         By:  /s/ Frank Fisher
                            -----------------------------------
                         Name:    Frank Fisher
                               --------------------------------
                         Title:  President
                               --------------------------------


                         INSYNQ, INC.


                         By:  /s/ John P. Gorst
                            -----------------------------------
                         Name:    John P. Gorst
                               --------------------------------
                         Title:       CEO
                               --------------------------------